Exhibt 10.7

ORIGIN MATERIALS, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Set forth below are the material terms of the Non-Employee Director Compensation Policy (the “Policy”) of the Board of Directors (the “Board”) of Origin Materials, Inc. (the “Company”)

TERM	POLICY

1. Effective Date

•  The Policy is effective as of the closing of the merger between Micromidas, Inc., a Delaware corporation doing business as Origin Materials, Inc. and Zero Carbon Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Artius Acquisition Inc. (the “Closing”)

2. Eligible Directors	• Directors who are not (i) employees or consultants to the Company or (ii) affiliated with Artius Acquisition Partners LLC • Any director may elect to waive receipt of his or her compensation

3. Cash Compensation

•  Annual cash retainer: $50,000

•  Additional cash retainers:

○   Service on committee: $10,000 Audit Committee, $5,000 Compensation Committee and $5,000 Nominating & Corporate Governance Committee

○   Service as chair of a committee: $20,000 Audit Committee, $15,000 Compensation Committee and $15,000 Nominating & Corporate Governance Committee

•  Cash retainers shall be paid quarterly in arrears in four equal installments, subject to continuing service on the Board, any committee, and any committee chair, as applicable, during each such quarter

4. Equity Compensation

•  All equity awards will be made pursuant to the Company’s 2021 Equity Incentive Plan

•  All eligible directors - initial grant of restricted stock unit award: $150,000 (grant date fair market value) (the “Initial Grant”)

•  All eligible directors - annual grant of restricted stock unit award: $130,000 (grant date fair market value) (the “Annual Grant”)

•  Chairperson - additional annual grant of restricted stock unit award: $75,000 (grant date fair market value)

5. Equity Compensation Terms

•  The Initial Grant shall vest in three equal installments on the first, second and third anniversary of the grant date, subject to continuing service on the Board through the applicable vesting date

•  The Annual Grant shall vest on the first anniversary of the grant date, subject to continuing service on the Board through the vesting date

•  Each director shall be required to acquire and hold shares of common stock of the Company with a fair market value of at least $250,000 by the later of the fifth anniversary of (i) the Closing, and (ii) such director’s election to the Board

•  The Initial Grant and first Annual Grant shall be made as soon as reasonably practicable following the Closing and the filing of a registration statement on Form S-8